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                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 Date of Report
                        (date of earliest event reported)
                                 August 13, 2001


                             NORTEL NETWORKS LIMITED
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)






           CANADA                       000-30758                62-12-62580
----------------------------           ------------          -------------------
(State or other jurisdiction           (Commission              (IRS Employer
     of incorporation)                 File Number)          Identification No.)





8200 Dixie Road, Suite 100, Brampton, Ontario, Canada                  L6T 5P6
-----------------------------------------------------                 ----------
      (address of principal executive offices)                        (Zip code)





Registrant's telephone number, including area code (905) 863-0000.


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ITEM 5.   OTHER EVENTS

On August 13, 2001, Nortel Networks Corporation, the Registrant's parent, announced that the initial purchasers of its private offering of US$1.5 billion aggregate principal amount of 4.25% convertible senior notes due 2008 have exercised their option to purchase an additional US$300 million principal amount of notes. As a result, the aggregate principal amount of the offering will be US$1.8 billion. In accordance with normal settlement periods, the placement of the notes is expected to close on August 15, 2001. Nortel Networks Corporation will lend all or substantially all of the proceeds from the placement of the notes to the Registrant, which will guarantee the notes. The Registrant will use the proceeds for its general corporate purposes and those of its subsidiaries. The related press release is filed as Exhibit 99.1 and is incorporated by reference herein.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)       Exhibits.

          99.1      Press Release, dated August 13, 2001.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        NORTEL NETWORKS LIMITED



                                        By: /s/ NICHOLAS J. DEROMA
                                            ------------------------------------
                                            Nicholas J. DeRoma
                                            Chief Legal Officer



                                        By: /s/ BLAIR F. MORRISON
                                            ------------------------------------
                                            Blair F. Morrison
                                            Assistant Secretary

Dated August 14, 2001


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